Exhibit 10.104

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into on the 31st day of January 2007, by and between Wynn Resorts, Limited (“Employer”) and Stephen A. Wynn (“Employee”). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

A. Employer and Employee have entered into that certain Employment Agreement, dated as of October 4, 2002, as amended by that certain First Amendment to Employment Agreement dated August 6, 2004 (collectively, the “Agreement”); and

B. Employer and Employee desire to amend the Agreement to increase Employee’s Base Salary as provided herein.

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. Base Salary. Subsection 8(a) of the Agreement is hereby amended provide that, effective February 1, 2007, Employee’s Base Salary shall not be less than $3,250,000 per annum.

2. Other Provisions of Agreement. Other than as provided herein, the terms and conditions of the Agreement are ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

WYNN RESORTS, LIMITED	EMPLOYEE

/s/ MARC D. SCHORR	/s/ STEPHEN A. WYNN
Marc D. Schorr Chief Operating Officer	Stephen A. Wynn